As filed with the Securities and Exchange Commission on January 14, 2019

Registration No. 333-213682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	04-3153858
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building B, Suite 250

Englewood, Colorado 80112

Telephone: (720) 696-8100

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Scott Durbin

345 Inverness Drive South, Building B, Suite 250

Englewood, Colorado 80112

Telephone: (720) 696-8100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Bugdanowitz

Goodwin Procter LLP

Three Embarcadero Center, 27th Floor

San Francisco, California 94111

(415) 733-6000

Approximate date of commencement of proposed sale to the public: None.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

Termination of the Offering

Viveve Medical, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-213682), which was declared effective on October 7, 2016 (the “Form S-3”), to terminate the offering under the Form S-3. All securities registered under the Form S-3 have been sold as of the date set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Englewood in the State of Colorado on the 14th day of January, 2019.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Durbin	Chief Executive Officer (Principal Executive Officer) and Director	January 14, 2019
Scott Durbin

/s/ Jim B. Robbins	Vice President of Finance and Administration	January 14, 2019
Jim B. Robbins	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Janney	Director (Chairman of the Board of Directors)	January 14, 2019
Daniel Janney

/s/ Steven L. Basta	Director	January 14, 2019
Steven L. Basta

/s/ Debora Jorn	Director	January 14, 2019
Debora Jorn

/s/ Arlene M. Morris	Director	January 14, 2019
Arlene M. Morris

/s/ Patricia Scheller	Director	January 14, 2019
Patricia Scheller

/s/ Karen L. Zadrej	Director	January 14, 2019
Karen L. Zadrej